EXHIBIT 4.1


                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                                  AND RIGHTS OF
                            SERIES A PREFERRED STOCK
                                       OF
                           CAPITAL MEDIA GROUP LIMITED

         CAPITAL MEDIA GROUP LIMITED, a corporation organized and existing under the General Corporation Law of the State of Nevada,

         DOES HEREBY CERTIFY:

         That, pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation (as amended) of said corporation, and pursuant to the provisions of Section 78.1955 of the General Corporation Law of the State of Nevada, said Board of Directors, pursuant to a meeting duly held on July 28, 1997, adopted resolutions providing for the issuance of Five Million (5,000,000) shares of "Series A Preferred Stock", which resolutions are as follows:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of the Articles of Incorporation and Section 78.1955 of the General Corporation Law of Nevada, a series of Preferred Stock of the Company be and hereby is created, and the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

         1. DESIGNATION AND AMOUNT. Of the 5,000,000 shares of Preferred Stock, $.001 par value per share, authorized by ARTICLE IV of the Articles of Incorporation, there is hereby designated a series of Preferred Stock consisting of 5,000,000 shares to be designated "Series A Preferred Stock" (the "Series A Preferred Stock").

         2. RANKING. The Series A Preferred Stock shall rank senior to the Common Stock.

         3. VOTING RIGHTS. Except as otherwise provided herein or by law, each holder of Series A Preferred Stock shall be entitled to one vote on each matter which is brought up for a vote by the holders of the Common Stock. The Series A Preferred Stock will vote as a single class with the holders of the Common Stock on all matters brought to a vote by the holders of the outstanding Common Stock. Except as required by law, the Series A Preferred Stock will not vote as a separate class.


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         4.       OTHER RIGHTS, PREFERENCES AND LIMITATIONS. In all other
                  respects, except as set forth below, each share of the Series A Preferred Stock shall have the same rights and preferences as each share of Common Stock including, without limitation, upon liquidation, dissolution or winding up of the affairs of the Company and with respect to dividends; provided, however, that the Series A Preferred Stock shall have a preference in that it shall receive its ratable portion of any liquidating distribution or dividend before any such amounts shall be paid to the holders of the Common Stock.

         5.       CONVERSION OF SERIES A PREFERRED STOCK.

                  a. If issued and outstanding at the time, each share of Series A Preferred Stock shall be automatically converted, without any further action by the Corporation, the holders of the Series A Preferred Stock, the Board of Directors of the Corporation, or any other person, into fully-paid and non-assessable shares of Common Stock at the rate of one (1) share of Common Stock for each share of outstanding Series A Preferred Stock outstanding (as may be adjusted, the "Series A Conversion Rate") upon the approval by the holders of Common Stock (the "Stockholder Approval"),without regard to the vote of the holders of Series A Preferred Stock, of an amendment to the Corporation's Articles of Incorporation increasing the number of authorized shares of Common Stock of the Corporation by at least that number of shares of Common Stock into which outstanding shares of Series A Preferred Stock is then convertible (the "Conversion Date") and, in such event, until certificates representing Series A Preferred Stock are duly surrendered by holders thereof in exchange for Common Stock, (A) such certificates shall be deemed to represent only the equivalent number of shares of Common Stock and rights appurtenant thereto into which such shares of Series A Preferred Stock have been automatically converted, and (B) no Series A Preferred Stock shall continue to be outstanding for any purpose.

                           The Series A Conversion Rate shall be subject to adjustment from time to time in certain instances as hereinafter provided. Each adjustment of the Series A Conversion Rate shall be rounded to the nearest four decimal places. The Series A Conversion Rate shall be subject to adjustment from time to time as follows:

                                    (i) If the Corporation shall at any time pay a dividend or distribution on Common Stock in Common Stock, subdivide its outstanding shares of Common Stock into a larger number of shares, or combine its outstanding shares of Common Stock into a smaller number of shares, the Series A Conversion Rate in effect immediately prior thereto shall be adjusted so that each share of Series A Preferred Stock shall thereafter be convertible into the number of shares of Common Stock which the holder of a share of Series A Preferred Stock would have been entitled to receive after the happening of any of the events described above had such share

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                                    been converted immediately prior to the
                                    happening of such event. An adjustment made pursuant to this subparagraph shall become effective retroactively to the record date in the case of a dividend and shall become effective on the effective date in the case of subdivision or combination.

                                    (ii) If the Corporation shall distribute to all or substantially all holders of shares of Common Stock any rights to subscribe for Common Stock, then in each such case the number of shares of Common Stock into which each share of Series A Preferred Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which each share of Series A Preferred Stock was theretofore convertible on the day immediately preceding the record date for the determination of the stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the average market price per share of the Common Stock on such record date, and the denominator of which shall be such average market price per share less the then fair market value (as determined in a resolution adopted by the Board of Directors of the Corporation) of such subscription rights applicable to one share of Common Stock. Such adjustment shall become effective retroactively immediately after such record date.

                                    (iii) In case of any capital reorganization or any reclassification of the capital stock of the Corporation or in case of the consolidation or merger of the Corporation with another corporation or in the case of any sale or conveyance of all or substantially all of the property of the Corporation, each share of Series A Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance, as the case may be, by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock was convertible immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance; and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to rights and interests thereafter of the holders of Series A Preferred Stock to the end that the provisions set forth herein (including the specified changes in and other adjustments of the Series A Conversion Rate) shall thereafter be applicable, as nearly as may be reasonably possible, in relation to any shares of capital


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                                    stock or other securities or other property
                                    thereafter deliverable upon the conversion into Common Stock of the Series A Preferred Stock.

                  b. The Corporation shall, upon Stockholder Approval and the filing of the appropriate Articles of Amendment formalizing the increase in the number of authorized shares of Common Stock, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock as provided herein, such number of shares as shall from time to time be sufficient to effect the conversions of all shares of Series A Preferred Stock from time to time outstanding.

                  c. Upon the conversion of Series A Preferred Stock, the holder thereof shall promptly surrender the certificate or certificates for such Series A Preferred Stock at the office appointed as aforesaid, which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank.

                           The Corporation will, as soon as practicable after such surrender of certificates for Series A Preferred Stock, issue and deliver at the office appointed as aforesaid, to the person for whose account such Series A Preferred Stock was so surrendered, certificates for the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment for any fraction of a share as hereinafter stated, if not evenly convertible. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the Conversion Date, as applicable, and the person or persons entitled to receive the Common Stock issuable upon conversion of such Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

                  d. No fractions of shares of Common Stock are to be issued upon conversion, but in lieu thereof the Corporation will pay therefor in cash a sum based on the fair market value of the Common Stock, as determined by a resolution of the Board of Directors.


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         IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its President and attested by its Secretary this 25th day of July, 1997.

                                                CAPITAL MEDIA GROUP LIMITED

                                                By: /s/ CHARLES KOPPEL
                                                    ---------------------------
                                                    Charles Koppel, President

ATTEST:
By: /s/ CHARLES KOPPEL
   ----------------------------
   Charles Koppel, Secretary


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STATE OF FLORIDA  )
                  :ss.
COUNTY OF DADE    )

         The undersigned being first duly sworn, deposes and states: that the undersigned is the Secretary and president of Capital Media Group Limited, that the undersigned has read the Certificate of Designations and knows the contents thereof and that the same contains a truthful statement of the Resolutions duly adopted by the Board of Directors of the Corporation.

                                                /s/ CHARLES KOPPEL
                                                ------------------------------
                                                Charles Koppel
                                                President and Secretary


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STATE OF FLORIDA  )
                  :ss.
COUNTY OF DADE    )

         On this 25th day of July, 1997, before me, Philip B. Schwartz the undersigned officer, personally appeared CHARLES KOPPEL known personally to me to be the President and Secretary of the above named corporation and acknowledged that he, as an officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as an officer.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                           /s/ PHILIP B. SCHWARTZ
                                           --------------------------------
                                           Notary Public

         (seal)                            My commission expires: MARCH 1, 1998


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